QuickLinks -- Click here to rapidly navigate through this document

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Regal Entertainment Group on Form S-8 of our report dated February 15, 2002 except for Note 2, as to which the date is March 8, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Regal Cinemas, Inc.'s voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code and subsequent acquisition), included in Registration Statement No. 333-84096 of Regal Entertainment Group.

DELOITTE & TOUCHE LLP
May 10, 2002

QuickLinks

  INDEPENDENT AUDITORS' CONSENT